                                                                    EXHIBIT 12.1

                               BEA Systems, Inc.
                      Ratio of Earnings to Fixed Charges

                                                       Fiscal years ended January 31,
                                          ---------------------------------------------------------
                                            2000         1999          1998       1997       1996
                                          -------      --------      --------   --------   --------
Income (loss) before income taxes         $(5,657)     $(46,726)     $(20,068)  $(87,034)  $(17,680)
Add fixed charges                          29,385        16,615         8,531      3,238        193
                                          -------      --------      --------   --------   --------
Earnings (as defined)                     $23,728      $(30,111)     $(11,537)  $(78,796)  $(17,487)
                                          =======      ========      ========   ========   ========
Fixed charges:
   Interest expense                        20,417        10,426         6,054   $  6,727   $     89
   Portion of rent expense                  7,779         5,528         2,477      1,511        104
    representative of interest
   Amortization of debt issuance costs      1,189           661             _          _          _
                                          -------      --------      --------   --------   --------
      Total fixed charges                 $29,385      $ 16,615      $  8,531   $  8,238   $    193
                                          =======      ========      ========   ========   ========
Ratio of earnings to fixed charges           0.81             *             *          *          *
                                          =======      ========      ========   ========   ========

--------------------
* Earnings (as defined) were insufficient to cover fixed charges by $46,726, $20,068, $87,034 and $17,680 for the fiscal years ended January 31, 1999, 1998, 1997, and 1996, respectively.